Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Second Quarter 2021 Financial Results

BASKING RIDGE, NJ, August 10, 2021 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the second quarter ended June 30, 2021.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “In the second quarter Timber’s core programs for rare and orphan dermatologic diseases all continued to progress.

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During the quarter Timber announced that as of May 31st, the Phase 2b CONTROL Study of Congenital Ichthyosis for lead asset, TMB-001, had completed recruitment at all of its sites with 34 patients randomized. Timber expects to announce top line results from the Phase 2b CONTROL study in the fourth quarter of 2021 and is planning for an end-of-Phase 2 meeting with the FDA by the end of the year.

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In June Timber confirmed that all 17 sites were open for the Phase 2b clinical trial evaluating TMB-002 (topical rapamycin) for the treatment of facial angiofibromas (FAs) in tuberous sclerosis complex (TSC) and that the 50% recruitment point had been passed. Recruitment is expected to be completed by the end of the third quarter of 2021 and, as per protocol, data is expected six months from the date that the last patient was enrolled.

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In April Timber announced that the Japanese Patent Office had decided to grant a patent (No. 2018542677) for TMB-001. In May, the Company received notice that the Australian Patent Office had decided to grant a patent (No. 2016346203) for TMB-001 as well. TMB-001 has also been issued patents in the U.S. and has additional patent applications pending in other markets around the world.

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Timber recognized revenue of $388,819 in the second quarter, consisting of reimbursements received from the FDA as a result of achieving certain clinical milestones in the development of TMB-001, part of a $1.5 million grant from the Orphan Products Clinical Trials Grants Program of the FDA’s Office of Orphan Products Development, and from a TMB-002 milestone for a licensing agreement with AFT.

•	Timber ended the second quarter with $6.1 million in cash and common shares outstanding of 36.7 million at June 30, 2021.

“The Timber team has persevered through the headwinds of the global pandemic to reach the clinical milestones we’ve achieved thus far as well as those we expect to achieve over the next nine months.  We anticipate the end of recruitment in the TMB-002 Phase 2b trial at the end of the third quarter and reporting data for the TMB-001 Phase 2b CONTROL trial early in the fourth quarter,” concluded Mr. Koconis.

For Timber’s complete financial results for the period ended June 30, 2021, see the Company’s quarterly Form 10-Q filed with the Securities and Exchange Commission on August 9, 2021.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and scleroderma. For more information, visit www.timberpharma.com .

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com

- Tables Follow -

Timber Pharmaceuticals, Inc. & Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current assets
Cash	$6,129,035	$10,348,693
Other receivable	253,892	—
Other current assets	378,382	377,290
Total current assets	6,761,309	10,725,983
Deposits	127,534	114,534
Property and equipment, net	16,728	—
Right of use asset	784,674	787,432
Total assets	$7,690,245	$11,627,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,385,852	$395,049
Accrued expenses	568,732	768,661
Lease liability, current portion	295,045	217,651
Total current liabilities	2,249,629	1,381,361
Notes payable	37,772	37,772
Lease liability	505,998	579,455
Deferred tax liability	37,842	37,842
Other liabilities	73,683	73,683
Total liabilities	2,904,924	2,110,113

Commitments and contingencies (Note 7)

Redeemable Series A convertible preferred stock, par value $0.001; 2,500 shares authorized; 1,819 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1,981,978	1,909,805

Stockholders' equity
Common stock, par value $0.001; 450,000,000 shares authorized; 36,659,685 shares issued and outstanding as of June 30, 2021, and 27,132,420 shares issued and outstanding as of December 31, 2020	36,660	27,132
Additional paid-in capital	25,852,542	25,826,295
Accumulated deficit	(23,085,859)	(18,245,396)
Total stockholders' equity	2,803,343	7,608,031
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$7,690,245	$11,627,949

Timber Pharmaceuticals, Inc. & Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Grant revenue	$134,927	$—	$175,661	$26,907
Milestone revenue	253,892	—	253,892	—
Total revenue	388,819	—	429,553	26,907

Operating costs and expenses
Research and development	1,800,100	536,170	2,649,618	1,554,401
Research and development - license acquired	—	12,371,332	—	12,371,332
Transaction costs	—	311,291	—	1,501,133
Selling, general and administrative	1,556,012	1,055,084	2,621,401	1,511,878
Total operating expenses	3,356,112	14,273,877	5,271,019	16,938,744
Loss from operations	(2,967,293)	(14,273,877)	(4,841,466)	(16,911,837)

Other income (expense)
Interest expense	—	(3,314,140)	—	(4,416,746)
Interest income	—	359,880	—	816,655
Change in fair value of investment in BioPharmX	—	476,245	—	559,805
Change in fair value of warrant liability	—	1,504,511	—	1,183,460
Gain on foreign currency exchange	1,090	1,772	1,003	4,454
Total other income (expense)	1,090	(971,732)	1,003	(1,852,372)
Net loss	(2,966,203)	(15,245,609)	(4,840,463)	(18,764,209)
Accrued dividend on preferred stock units	—	(18,188)	—	(52,669)
Cumulative dividends on Series A preferred stock	(36,286)	(17,146)	(72,173)	(17,146)
Net loss attributable to common stockholders	$(3,002,489)	$(15,280,943)	$(4,912,636)	$(18,834,024)

Basic and diluted net loss per share attributable to common stockholders	$(0.08)	$(1.36)	$(0.14)	$(2.15)

Basic and diluted weighted average number of shares outstanding	36,659,685	11,222,258	35,873,780	8,758,991